                 GRACE REPORTS 17 PERCENT RISE IN FIRST QUARTER
                  PER SHARE EARNINGS FROM CONTINUING OPERATIONS


       Boca Raton, Fla., April 28, 1994 -- W. R. Grace & Co. reported net income of $38.2 million, or 41 cents per share, for the first quarter of 1994, a per share increase of 17 percent, compared to $31.7 million, or 35 cents per share from continuing operations in the first quarter of 1993. The year ago quarter included a $3.4 million loss from discontinued operations which reduced reported net income to $28.3 million or 31 cents per share. Sales for the quarter rose 9 percent to $1,077 million, compared to $986 million in the year earlier period.

       "With the main phase of our restructuring program nearing completion, our first quarter results provide further evidence that Grace can sustain solid earnings growth," said J. P. Bolduc, president and chief executive officer. "Health care, packaging and catalysts are strong. European earnings were slightly ahead of the year-ago quarter based on improved results from catalysts, construction and health care. Overhead reduction and productivity improvement programs are ongoing."

                                     (more)

       During the 1994 first quarter, the Company recorded a pretax charge of $40 million to provide for future environmental costs relating primarily to a previously-divested business, as well as for the estimated costs of previously announced workforce reductions at the Company's headquarters and its central research and development facility. Offsetting the charge, and its related tax benefit, was a $27 million pre and after-tax gain from the sale in January of Grace's remaining interest in The Restaurant Enterprises Group.

       Pretax earnings from specialty chemicals fell four percent to $40.1 million in the first quarter. While earnings from packaging, catalysts and silicas, and construction products all rose from the year ago quarter on the strength of increased volumes in most regions, earnings declines in water treatment and container products more than offset the increases. Water treatment was primarily impacted by economic weakness in Europe and Brazil, and container products suffered volume weakness in all regions, primarily as the result of competitive pressures.

       Pretax earnings from health care businesses rose 26 percent to $43.7 million. Dialysis services benefited from continuing strong performance in the U.S. as well as sharply higher international results. Earnings from the homecare division also were strong, as it continues to benefit from growth in base business as well as from recent strategic

                                     (more)
acquisitions. These results more than offset increased costs in the medical products group for compliance with FDA good manufacturing practices.

                                      - 0 -

                                 W.R. Grace & Co.
                               COMPARATIVE RESULTS
                          ($ Millions Except Per Share)


                                                                                         Percent
                                               1994                    1993              Change
                                          --------------         ---------------      -------------
         QUARTER ENDED MARCH 31
- ----------------------------------------

Sales                                     $    1,076.8           $       986.2             9.2 %
                                          --------------         ---------------
                                          --------------         ---------------

Income Before Taxes                       $       48.9           $        53.7            (8.9)
Provision for Income Taxes                        10.7                    22.0           (51.4)
                                          --------------         ---------------

Income From Continuing Op's               $       38.2           $        31.7            20.5
Income From Discontinued Op's                      --                     (3.4)          100.0
                                          --------------         ---------------
   Net Income                             $       38.2           $        28.3            35.0 %
                                          --------------         ---------------
                                          --------------         ---------------

EARNINGS PER SHARE:
     Continuing Operations                $        .41           $          .35           17.1 %
     Discontinued Operations                       --                      (.04)         100.0
                                          --------------         ---------------
     Net Income                           $        .41           $          .31           32.3 %
                                          --------------         ---------------
                                          --------------         ---------------

                                W. R. Grace & Co.
                                Operating Results
                             QUARTER ENDED MARCH 31
                          ($ Millions Except Per Share)


                                                                                                        Percent
                                                             1994                   1993                Change
                                                        --------------         --------------       --------------
SALES
Specialty Chemicals                                     $       675.4          $       648.1               4.2 %
Health Care                                                     401.4                  338.1              18.7
                                                        --------------         --------------
  Total                                                 $     1,076.8          $       986.2               9.2
                                                        --------------         --------------
                                                        --------------         --------------


OPERATING INCOME
Specialty Chemicals                                     $        40.1          $        41.7              (3.8)
Health Care                                                      43.7                   34.7              25.9
                                                        --------------         --------------
  Total Operating Income                                $        83.8          $        76.4               9.7
                                                        --------------         --------------


OTHER EXPENSES
Interest/Financing                                      $       (21.1)         $       (19.9)             (6.0)
Other                                                            (0.8)                  (2.8)             71.4
                                                        --------------         --------------
  Total Other Expenses                                  $       (21.9)         $       (22.7)              3.5
                                                        --------------         --------------


  Pretax Operating Earnings                             $        61.9          $        53.7              15.3


SPECIAL ITEMS
Gain on Sale of Interest in REG                                  27.0                     --            ND
Provision for Environmental/Restructuring                       (40.0)                    --            ND
                                                        --------------         --------------

Pretax Income from Continuing Operations                $        48.9          $        53.7              (8.9)

Provision for Income Taxes                                       10.7                   22.0             (51.4)
                                                        --------------         --------------

Income from Continuing Operations                       $        38.2          $        31.7              20.5
Loss from Discontinued Operations                                  --                   (3.4)            100.0
                                                        --------------         --------------

Net Income                                              $        38.2          $        28.3              35.0 %
                                                        --------------         --------------
                                                        --------------         --------------


EARNINGS PER SHARE:
Continuing Operations                                   $        .41           $        .35              17.1 %
Net Income                                              $        .41           $        .31              32.3 %

Average Number of Shares (Millions)                              93.8                   90.0


                                 W.R. Grace & Co.
                      Specialty Chemicals Supplemental Data
                1994 SALES AND PERCENT CHANGE VERSUS PRIOR PERIOD
                              (Dollars In Millions)


QUARTER ENDED MARCH 31

                                                             Amount of Inc/(Dec) Due to:
                                                             ---------------------------------
                                       Sales
                         ---------------------------------               Price/
                               1994               1993        Vol.        Mix         Exch.         Total
                         ---------------   ---------------  --------   ---------    ----------    ---------
Packaging                $       299.0     $       287.5        6 %        --            (2)%           4 %
Catalysts/Silicas                132.0             123.2        2           8            (3)            7
Construction                      70.5              63.7       12          --            (1)           11
Container (a)                     69.8              73.6       (5)          1            (1)           (5)
Water Treatment                   77.4              74.2        5           2            (3)            4
Other (b)                         26.7              25.9        4          (1)            --            3
                         ---------------   ---------------
  Total                  $       675.4     $       648.1        4 %         2 %          (2)%           4 %
                         ---------------   ---------------
                         ---------------   ---------------

(a) Includes Specialty Polymer Compounds. 1993 restated sales are as follows:

                    1st Qtr.     $        73.6
                    2nd Qtr.              79.0
                    3rd Qtr.              76.2
                    4th Qtr.              76.3
                                 ---------------
                    Full Year    $       305.1
                                 ---------------
                                 ---------------

(b)  Includes Thermal & Emission Control Systems.


                                 W.R. Grace & Co.
                                 GEOGRAPHIC DATA
                              (Dollars In Millions)


QUARTER ENDED MARCH 31

                                                                               Pretax
                                                Sales                      Operating Income
                                     ----------------------------   ---------------------------
                                         1994           1993            1994          1993
                                     -------------  -------------   ------------  -------------

      North America                        $  734         $  661           $ 66          $ 56
      Europe                                  225            222              9             6
      Latin America                            46             38              -             5
      Asia Pacific                             72             65              9             9

                                     -------------  -------------   ------------  -------------
         Total                             $1,077           $986           $ 84          $ 76
                                     -------------  -------------   ------------  -------------
